MINTZ LEVIN	44 Montgomery Street 36th Floor San Francisco, California 94104 415-432-6000 415-432-6001 fax www.mintz.com

April 4, 2013
PriceSmart, Inc.
9740 Scranton Rd.
San Diego, CA 92121
Ladies and Gentlemen:
We have acted as legal counsel to PriceSmart, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 1,440,269 shares (the “Shares”) of the Company's common stock, $0.0001 par value per share (the “Common Stock”) that may be issued pursuant to The 2013 Equity Incentive Award Plan of PriceSmart, Inc. (the “Plan”). This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.
In connection with this opinion, we have examined the Company's Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.
In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In addition, we have assumed that the Company will receive any required consideration in accordance with the terms of the Plan.
Our opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the Shares.
Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Plan, assuming in each case that the individual grants or awards under the Plan are duly authorized by all necessary corporate action and exercised in accordance with the requirements of law and such Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.
We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
Mintz, Levin, Cohn, Ferris,
Glovsky and Popeo, P.C.